UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 19, 2021
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of the Company held on May 19, 2021, the shareholders voted on the election of each of the Company’s ten nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Auditors of the Company and an advisory vote regarding executive compensation.
The results of the voting were as follows:

Election of Directors	For	Against	Abstentions	Broker Non-Votes
Shellye L. Archambeau	105,595,966	1,483,846	634,989	22,053,626
Stacy Brown-Philpot	105,990,911	986,852	737,038	22,053,626
James L. Donald	107,111,130	225,996	377,675	22,053,626
Kirsten A. Green	105,993,125	640,394	1,081,282	22,053,626
Glenda G. McNeal	105,574,951	1,519,129	620,721	22,053,626
Erik B. Nordstrom	107,042,021	370,970	301,810	22,053,626
Peter E. Nordstrom	107,043,746	368,527	302,528	22,053,626
Brad D. Smith	100,162,865	6,897,299	654,637	22,053,626
Bradley D. Tilden	107,010,528	250,901	453,372	22,053,626
Mark J. Tritton	88,646,868	18,593,597	474,336	22,053,626

Ratification of the Appointment of Independent Registered Public Accounting Firm	126,094,548	3,317,250	356,629	n/a
Advisory Vote Regarding Executive Compensation	104,795,946	2,390,926	527,929	22,053,626
ITEM 9.01 Financial Statements and Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 20, 2021